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                                                                   Exhibit 10.31

                           NATIONAL PROCESSING COMPANY

                     SHORT-TERM INCENTIVE COMPENSATION PLAN

                               FOR SENIOR OFFICERS



                           Effective February 9, 2000
                           --------------------------


                       ARTICLE 1. THE PLAN AND ITS PURPOSE
                       -----------------------------------

         1.1 AMENDMENT AND RESTATEMENT OF THE PREDECESSOR PLAN. This National Processing Company Short-Term Incentive Compensation Plan for Senior Officers, effective February 9, 2000 (the "Plan") is an amendment, restatement and continuation of the National City Processing Company Short-Term Incentive Compensation Plan for Senior Officers in effect on March 26, 1998 (hereinafter referred to as the "Predecessor Plan").

         1.2 EFFECTIVENESS. This Plan is effective on and after February 9. 2000, to provide for the operation of the Plan on and after such date.

         1.3 PURPOSE. The purpose of the Plan is to maximize the Corporation's profitability and operating success by providing an incentive to Senior Officers to achieve superior results. The Plan is designed to promote teamwork to achieve overall corporate success and to motivate individual excellence.

         1.4 OPERATION OF THE PLAN. The Plan shall be administered by the Committee. The Plan operates on a calendar year basis and is subject to the review, interpretation, and alteration by the Committee. The Plan is intended to serve only as a guide to the Corporation in determining eligibility for and amounts of incentive compensation to be awarded under the Plan.


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                             ARTICLE 2. DEFINITIONS
                             ----------------------

        2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

            (a) "Award" shall mean the payment earned by a Participant based on an evaluation of the individual's achievements, the business units financial performance and the Corporation's performance. As such, the amount of any Award under this Plan is determined by decision of and in the discretion of the Corporation acting through the Committee as hereinafter provided.

            (b) "Base Salary" shall mean the annual salary as of the close of the Plan Cycle, exclusive of any bonuses, incentive pay, special awards, or stock options.

            (c) "Board" shall mean the Board of Directors of the Corporation.

            (d) "Change in Control" see Section 10.3

            (e) "Committee" shall be composed of the Chief Executive Officer of the Corporation, the individual at National City Corporation who has primary responsibility of monitoring the activities of the Corporation and the officer in charge of Corporate Human Resources at National City Corporation.

            (f) "Corporation" shall mean National Processing Company.

            (g) "Disability" shall mean the inability, by reason of a medically determinable physical or mental impairment, to engage in substantial and gainful activity for a continuous period of 26 weeks or more as determined by the Committee.

            (h) "Early Retirement" shall mean retirement at or after age 55 with at least ten years of service with the Employer and/or National City Corporation prior to Normal Retirement.

            (i) "Effective Date" see Section 10.4.

            (j) "Eligible Employee" shall mean an Employee who is employed in a position meeting the defined eligibility criteria for participation in the Plan, as set forth in Article 3.




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            (k) "Employee" shall mean an individual employed by an Employer on a regular active and full-time salaried basis.

            (l) "Employer" shall mean the Corporation or any corporation, organization or entity controlled by the Corporation.

            (m) "Implementation Date" see Section 10.5.

            (n) "Normal Retirement" shall mean leaving the employ of the Employer and National City Corporation at or after the age 62 with at least twenty years of continuous service with the Employer and/or National City Corporation or at or after the age 65 with at least five years of continuous service with the Employer and/or National City Corporation.

            (o) "Participant" shall mean an Eligible Employee who is approved by the Committee for participation in the Plan. Such approval shall be on a Plan Cycle basis and shall be reviewed with respect to each new Plan Cycle.

            (p) "Plan" see Section 1.1.

            (q) "Plan Cycle" shall mean a period of a calendar year.

            (r) "Predecessor Plan" see Section 1.1

            (s) "SIP" shall mean the National City Savings and Investment Plan.

            (t) "Successor" see Section 10.3(a).

            (u) "Vesting Event" shall mean the earliest to occur of the following dates:

                  (1) the end of each Plan Cycle

                  (2) the Effective Date of a Change in Control,

                  (3) the date a Participant is eligible to retire on a Normal Retirement

                  (4) the date a Participant has a Disability, or

                  (5) the date of a Participant's death,

            Each Participant and beneficiary with respect to whom a Vesting Event has occurred shall be 100% vested in his or her benefits or Awards earned or accrued hereunder as of the date of said Vesting Event, subject to the forfeiture provisions of Article 9.

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            (v) "Voting Stock" means the then outstanding securities entitled to vote generally in the election of directors of the Corporation.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

                    ARTICLE 3. ELIGIBILITY AND PARTICIPATION
                    ----------------------------------------

         3.1 ELIGIBILITY. Eligibility for participation in the Plan will be limited to those officers of the Corporation and its subsidiaries who, by the nature and scope of their position, play a key role in the management, growth and success of the Corporation, as determined by the Committee.

         3.2 PARTICIPATION. Participation in the Plan (including a Participant's Category) shall be determined by the Committee with respect to each Plan Cycle prior to the commencement of the Plan Cycle, except as otherwise provided herein. The Committee may base its approval upon the recommendation of the Chief Executive Officer of the Corporation. The Committee may classify Senior Officers for the purposes of the Plan into the following categories:

         CATEGORY                  PERSONS INCLUDED
         --------                  ----------------

         Category I                 President of the Corporation

         Category II                Executive vice presidents of the
                                    Corporation, and similar
                                    officers

         Category III               Senior vice presidents of the Corporation
                                    and similar officers Category IV Vice
                                    presidents of the Corporation and
                                    executive officers of major
                                    subsidiaries, and similar officers

             Each Eligible Employee approved for participation shall be notified of the selection as soon after approval as is practicable and shall become a Participant upon acceptance by him or her of such selection.

         3.3 PARTICIPATION FOR PART OF A PLAN CYCLE. In the event an Employee is an Eligible Employee for only a portion of a Plan Cycle (Participation Portion) such Eligible Employee may, in the Committee's discretion, be a Participant for such portion of the Plan Cycle but his or her


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Award will be based upon his or her Base Salary at the end of such Participation
Portion and such Award will normally be prorated to reflect the number of months in the Participation Portion of the Plan Cycle compared to the number of months in the total Plan Cycle.

         3.4 CATEGORY CHANGES DURING A PLAN CYCLE. In the event a Participant is promoted or demoted from one Category to another during a Plan Cycle, the Committee may, in its discretion, (a) continue such Participant in the Category he or she was in prior to such promotion or demotion, (b) provide for participation from and after the promotion or demotion to the new Category, or
(c) provide for a combination of (a) and (b).

             In the event of a Plan Cycle for which the Participant's participation is thus split between two Categories, the Award for such Plan Cycle will normally be prorated to reflect the portions of the Plan Cycle spent in each Category and each part of the Award will be based upon the Participant's Base Salary at the end of the appropriate portions of the Plan Cycle.

         3.5 PORTIONS OF PLAN CYCLES-SETTING OF INDIVIDUAL OBJECTIVES. Notwithstanding Sections 3.3 and 3.4, except with respect to Category I employees, no portion of a Plan Cycle with respect to a Participant shall be considered to be a separate portion of participation for a Participant unless, prior thereto, individual achievement objectives are set for such Participant for such portion of a Plan Cycle pursuant to Article 4, or are waived by the Committee, in its discretion.

         3.6 NO RIGHT TO PARTICIPATE. No Participant or Employee shall have a right at any time to be selected for current or future participation in the Plan.

                       ARTICLE 4. PERFORMANCE MEASUREMENT
                       ----------------------------------

         4.1 PERFORMANCE CRITERIA. Performance, for purposes of this Plan, will be measured in three ways: corporate results, the participant's individual contribution and the business unit financial results

             (a) Corporate Results will be measured by comparing Corporate performance with respect to key financial ratios with pre-established goals. Prior to the beginning of each Plan Cycle, the Committee shall establish the key financial ratio goals and the levels of


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comparative performance at which the presumed, Threshold, Target and Maximum
Awards for Corporate Results may be provided under the Plan.

             (b) Individual contribution and business unit financial results will be measured by comparing actual individual achievements during the Plan Cycle to established objectives for the Plan Cycle. Prior to the beginning of the Plan Cycle each Participant shall establish objectives for the Plan Cycle. Such objectives shall be broad in nature and may be quantitative or qualitative. The objectives for Senior Officers other than those in Category I shall be subject to the review, revision and approval of their superiors up to and including the Chief Executive Officer of National City Corporation.

             (c) The weight given to Corporate Results versus Individual Contribution results may vary based on the corporate position of the Participant, but will normally be as follows:

                                        Percent Business      Percent
                          Percent        Unit Financial      Individual
Category(ies)           Corporate            Results          Results
-------------           ---------            -------          -------

I                           60%                 0               40%
II  (line units)            40%                60%               0
II  (staff units)           40%                 0               60%
III (line units)            40%                60%               0
III (staff units)           40%                 0               60%
IV (line units)             20%                40%              40%
IV (staff units)            20%                 0               80%

         4.2 AWARD POTENTIAL. The amount of incentive compensation that may be awarded to a Senior Officer under this Plan shall be expressed as a percentage of Base Salary. Such percentage shall normally fall within the range set forth in the following table:




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                          Percent of Base Compensation
                          ----------------------------

              Category          Threshold       Target            Maximum
              --------          ---------       ------            -------

                 I                22.5%           45%              120%
                II                17.5%           35%               90%
               III                12.5%           25%               60%
                IV                 7.5%           15%               30%

         4.3 AWARD CALCULATION AND APPROVAL. A composite evaluation for each Participant for each Plan Cycle will be determined as of the December 31 on which the Plan Cycle ends by applying the foregoing provisions of this Article 4 to the individual contribution, business unit financial results and Corporate results for such Plan Cycle. Based on the composite evaluation, the Chief Executive Officer of the Corporation shall recommend to the Committee for approval an appropriate incentive compensation Award for each of the Senior Officers in Categories II, III and IV. The Committee shall determine an appropriate incentive compensation Award for the Chief Executive Officer of the Corporation.

                  All such Awards may, for convenience purposes, be normally expressed as a percentage of Base Salary. Upon the approval of the Committee the amounts of Awards hereunder for a Plan Cycle shall be final.

                          ARTICLE 5. PAYMENT OF AWARDS
                          ----------------------------

         5.1 FORM AND TIMING OF PAYMENT OF AWARDS. Within 90 days after the end of the Plan Cycle, the Participant shall be entitled to receive a cash payment equal to the entire amount of the Participant's Award. Except as otherwise provided for in Section 5.2, to receive an Award a Participant must be an Employee on the date on which the Plan Cycle ends. The Committee may terminate a Participant's Award prior to any Vesting Event if such Participant fails to continue to be an Employee.

         5.2 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT, DISABILITY OR DEATH. In the event a Participant's employment is terminated during a Plan Cycle by reason of Normal Retirement,


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Disability or Death, the Participant shall be eligible to receive a pro-rated
Award based on individual contribution during the Participant's participation in the Plan Cycle, provided however, that the Participant must have been a Participant in the Plan for at least three months of the Plan Cycle to be eligible to receive any Award hereunder. Such Awards will be paid within ninety
(90) days following the end of the Plan Cycle. In the event of death, the Award will be paid to the Participant's estate.

         5.3 TERMINATION OF EMPLOYMENT DUE TO EARLY RETIREMENT. The Committee may elect, in its discretion, to pay a pro-rated Award to a Participant who terminates employment by means of an Early Retirement; in the absence of such favorable discretionary action by the Committee, no such pro-rated Award shall be paid.
         5.4 OTHER TERMINATIONS OF EMPLOYMENT. In the event a Participant's employment is terminated during a Plan Cycle prior to a Vesting Event, the Participant's participation in such Plan Cycle shall end and the Participant shall not be entitled to any Award for such Plan Cycle.

                        ARTICLE 6. RIGHTS OF PARTICIPANTS
                        ---------------------------------

         6.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Employer.

         6.2 RESTRICTIONS ON ASSIGNMENTS. The interest of a Participant or his or her beneficiary under this Plan may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.



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                            ARTICLE 7. ADMINISTRATION
                            -------------------------

         7.1 ADMINISTRATION. The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. The procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards are intended only as a guide and in themselves confer no rights, duties or privileges upon Participants nor place any obligation upon the Committee or the Corporation. Accordingly, the Committee may, in making its determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.

             The Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

             The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as may be assigned by the Committee.

             No member of the Board, the Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.

                         ARTICLE 8. REQUIREMENTS OF LAW
                         ------------------------------

         8.1 LAWS GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

         8.2 WITHHOLDING TAXES. The Corporation shall have the right to deduct from all payments under this Plan any federal, state or local taxes required by the law to be withheld with respect to such payments.

         8.3 PLAN BINDING ON CORPORATION, EMPLOYEES AND THEIR SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.


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                             ARTICLE 9. FORFEITURES
                             ----------------------

         Notwithstanding any provision in this Plan to the contrary excepting only the provisions of Article 10, in the event the Committee finds

                  (a) that an Employee or former Employee who has an interest under this Plan has been discharged by his or her Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Employee or former Employee did engage in fraud against the Employer or anyone else, or

                  (b) that an Employee or former Employee who has an interest under this Plan has been convicted of a crime as a result of which it becomes illegal for his or her Employer to employ him or her, then any amounts held under this Plan for the benefit of such Employee or former Employee or his or her beneficiaries shall be forfeited and no longer payable to such Employee or former Employee or to any person claiming by or through such Employee or former Employee.

                          ARTICLE 10 CHANGE IN CONTROL
                          ----------------------------

         10.1 TREATMENT OF AWARDS. In the event of a Change in Control, the Corporation shall pay to each Participant who is participating in a Plan Cycle on the Effective Date of such Change in Control, a lump sum cash payment equal to the amount hereinafter determined. Such payment shall be paid in cash to the Participant within five business days after the Implementation Date of such Change in Control and shall be payment in full to each Participant for the Plan Cycle, and such Plan Cycle shall be deemed terminated by operation of this
Article 10. No further Plan Cycles shall commence thereafter under this Plan.

         10.2 AMOUNT OF PAYMENT. The amount of the payment to be made as a consequence of a Change in Control shall, with respect to each Plan Cycle, be equal to the maximum Award which could be paid hereunder to each Participant pro-rated, however, to reflect late commencement of participation in a Plan Cycle and/or promotions or Category changes in a Plan Cycle, consistent with Sections 3.4 and 3.5 of the Plan.


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         10.3 DEFINITION OF CHANGE IN CONTROL. "Change in Control" shall mean the occurrence of any of the following events:

                           (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person other than NCC, a successor of NCC (direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) ("Successor"), or an affiliate of NCC or of a Successor and as a result of such merger, consolidation or reorganization less than fifty percent of the combined voting power of the then-outstanding securities of such resulting corporation or person immediately after such transaction are held by NCC, a Successor or an affiliate of NCC or of a Successor; or

                           (b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than fifty percent of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held by NCC, a Successor or an affiliate of NCC or of a Successor, provided, however, that a Change in Control of NCC determined by the standards set forth herein or otherwise shall not constitute a Change in Control of the Company.

         10.4 EFFECTIVE DATE OF CHANGE IN CONTROL. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors, the "Effective Date" of such Change in Control shall be the date such discussions or negotiations commenced; otherwise, such Effective Date of a Change in Control shall be the Implementation Date of such Change in Control.

         10.5 IMPLEMENTATION DATE OF CHANGE IN CONTROL. The "Implementation Date" shall be the earliest to occur of the events specified in subsections (a) or (b) of Section 10.3. As used herein, the Implementation Date of Change in Control shall be the last date of the then current Plan Cycle.


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         10.6 EFFECT OF CHANGE IN CONTROL. In addition to other vesting under the Plan, the opportunity of a Participant to participate to the end of the current Plan Cycle is vested in such Participant in the event of a Change in Control, as of the Effective Date of such Change in Control.

                            ARTICLE 11. MISCELLANEOUS
                            -------------------------

         In the event of the liquidation of the Corporation the Committee may make any provisions for holding, handling and distributing the amounts standing to the credit of the Participants or beneficiaries hereunder which, in the discretion of the Committee, are appropriate and equitable under all circumstances and which are consistent with the spirit and purposes of these provisions.

                    ARTICLE 12. AMENDMENT AND DISCONTINUANCE
                    ----------------------------------------

         The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Board, to amend it from time to time, or to discontinue it if such a change is deemed necessary or desirable. However, if the Board should amend or discontinue this Plan, the Corporation shall remain obligated under the Plan with respect to (1) Awards made final (and thus payable) by decision by the Board prior to the date of such amendment or discontinuance and (2) Awards and rights of any Participant or beneficiary with respect to whom a Vesting Event has occurred.

         Executed this ____ day of _____________, 2000 at Louisville, Kentucky.

                                      NATIONAL PROCESSING COMPANY


                                      By:
                                          --------------------------------------



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